UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2020

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On January 13, 2020, the board of directors elected Thomas M. Bradicich, Ph.D. as one of our Class II directors effective immediately. His term will expire at the 2022 Annual Meeting of Stockholders. He was also appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of our board of directors.
Upon his election to the board, Dr. Bradicich was granted 706 restricted stock units and an option to acquire 1,393 shares of our common stock. He will receive cash compensation in accordance with our director compensation policy as described in the company’s definitive proxy statement on Schedule 14A filed on October 28, 2019.
Dr. Bradicich is currently Vice President, Hewlett Packard Fellow and Global Head of Edge and IoT Labs & CoE at Hewlett Packard Enterprise (HPE). On January 15, 2020, we issued a press release announcing his election to our board of directors. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on January 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: January 15, 2020	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President and General Counsel